As filed with the Securities and Exchange Commission on February 27, 2003
						Registration No. 333-________

		     SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549
			   ____________________

				FORM S-8

			  REGISTRATION STATEMENT
				  UNDER
			THE SECURITIES ACT OF 1933

			     LEGG MASON, INC.
	   (Exact name of registrant as specified in its charter)

	    MARYLAND                                 52-1200960
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


	      100 Light Street, Baltimore, Maryland 21202
	   (Address of Principal Executive Offices)   (Zip Code)

		  LEGG MASON WOOD WALKER, INCORPORATED
	   PRODUCING BRANCH MANAGER DEFERRED COMPENSATION PLAN
		       (Full Title of the Plan)


		       ROBERT F. PRICE, ESQUIRE
	   Senior Vice President, General Counsel and Secretary
			   Legg Mason, Inc.
			   100 Light Street
		       Baltimore, Maryland 21202
		(Name and address of agent for service)

			    (410) 539-0000
       (Telephone number, including area code, of agent for service)

			 ______________________

		     CALCULATION OF REGISTRATION FEE

				Proposed        Proposed
Title of        Amount          Maximum         Maximum         Amount of
Securities to   to be           Offering Price  Aggregate       Registration
be Registered   Registered (1)  Per Share (2)   Offering Price  Fee

Common Stock    100,000 shs.    $ 48.745        $ 4,874,500     $ 395
($.10 Par
Value)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Legg Mason Wood Walker, Incorporated Producing Branch Manager Deferred Compensation Plan in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low sale prices for Legg Mason, Inc. common stock on the New York Stock Exchange on February 21, 2003.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Legg Mason Wood Walker, Incorporated Producing Branch Manager Deferred Compensation Plan (the "Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Legg Mason, Inc. (the "Company") with the Commission are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002.

     (c) The description of the Company's common stock, $.10 par value, contained in Amendment No. 5 to the Company's Application for Registration on Form 8-A, filed February 23, 2001.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Independent Accountants

     The financial statements and financial statement schedules incorporated in this registration statement by reference to the Annual Report on Form 10-K of the Company for the year ended March 31, 2002 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Item 4.  Description of Securities.

	    Not Applicable.

     Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of the Company's common stock registered hereby that will be newly issued by the Company have been passed upon for the Company by Robert F. Price, Esq., the Company's General Counsel, Senior Vice President and Secretary. Mr. Price beneficially owns, and has rights to acquire under an employee benefit plan of the Company, an aggregate of less than one percent of the common stock of the Company.

     Item 6.  Indemnification of Directors and Officers.

     Section 2-418 of the Maryland General Corporation Law ("Section 2-418") establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted or failed to act in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act or omission was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by Section 2-418. Section 2-418 also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in Section 2-418 does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

     The Company's By-Laws provide for indemnification of any person who is serving or has served as a director or officer of the Company, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

     The Company's officers and directors are insured against certain liabilities under certain policies maintained by the Company with aggregate maximum coverage of $35,000,000.

     The foregoing summaries are subject to the complete text of the statute, By-Laws and policies referred to above and are qualified in their entirety by reference thereto.

     Item 7.  Exemption from Registration Claimed.

	    Not Applicable.

     Item 8.  Exhibits.

				    Description of
     Exhibit Number                    Document


	4.1 Form of Legg Mason Wood Walker, Incorporated Producing Branch Manager Deferred Compensation Plan.

	4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to The Company's Form 10-Q for the quarter ended September 30, 2000).

	4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

	5 Opinion of Robert F. Price, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.

	23(a)            Consent of PricewaterhouseCoopers LLP, Independent
			 Accountants.

	23(b)            Consent of Robert F. Price, Esq. (included in
			 Exhibit 5).

	24 Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).

     The Plan is not intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

     Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

	 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

	 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

				SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 27th day of February, 2003.

					  LEGG MASON, INC.



					  By:  /s/ Robert F. Price

					       Robert F. Price
					       Senior Vice President

			     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond A. Mason, Richard J. Himelfarb and Robert F. Price, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                   Title                     Date



/s/ Raymond A. Mason        Chairman of the Board,          February 27, 2003
Raymond A. Mason            President and Chief
			    Executive Officer
			    (Principal Executive
			    Officer)

[SIGNATURES CONTINUED]

/s/ Charles J. Daley, Jr.   Senior Vice President and       February 27, 2003
Charles J. Daley, Jr.       Treasurer
			    (Principal Financial and
			    Accounting Officer)


/s/ Harold L. Adams         Director                        February 27, 2003
Harold L. Adams



/s/ Dennis R. Beresford     Director                        February 27, 2003
Dennis R. Beresford



/s/ Carl Bilt               Director                        February 27, 2003
Carl Bildt



/s/ James W. Brinkley       Director                        February 27, 2003
James W. Brinkley



/s/ Harry M. Ford, Jr.      Director                        February 27, 2003
Harry M. Ford, Jr.



/s/ Richard J. Himelfarb    Director                        February 27, 2003
Richard J. Himelfarb



/s/ John E. Koerner, III    Director                        February 27, 2003
John E. Koerner, III




[SIGNATURES CONTINUED]

/s/ Edward I. O'Brien       Director                        February 27, 2003
Edward I. O'Brien



/s/ Peter F. O'Malley       Director                        February 27, 2003
Peter F. O'Malley



/s/ Nicholas J. St. George  Director                        February 27, 2003
Nicholas J. St. George



/s/ Roger W. Schipke        Director                        February 27, 2003
Roger W. Schipke



/s/ Kurt L. Schmoke         Director                        February 27, 2003
Kurt L. Schmoke



/s/ James E. Ukrop         Director                        February 27, 2003
James E. Ukrop

			       EXHIBIT INDEX


				      Description of
     Exhibit Number                     Document

	 4.1 Form of Legg Mason Wood Walker, Incorporated Producing Branch Manager Deferred Compensation Plan.

	 4.2 Articles of Incorporation of the Company, as amended (incorporated by reference to The Company's Form 10-Q for the quarter ended September 30, 2000).

	 4.3 By-laws of the Company, as amended and restated April 25, 1988 (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended March 31, 1988).

	 5 Opinion of Robert F. Price, Esq., Senior Vice President and General Counsel of the Registrant.

	 23(a)            Consent of PricewaterhouseCoopers LLP, Independent
			  Accountants.

	 23(b)            Consent of Robert F. Price, Esq. (included in
			  Exhibit 5).

	 24 Powers of Attorney of certain directors of the Registrant (included on signature pages hereto).